Exhibit 99.1

Entero Therapeutics, Inc. Announces $3.0 Million Private Placement Priced at the Market Under Nasdaq Rules

BOCA RATON, FLA., August 11, 2025 (GLOBE NEWSWIRE) -- Entero Therapeutics, Inc. (NASDAQ: ENTO) (the “Company”), a clinical-stage biopharmaceutical company specializing in the development of targeted, non-systemic therapies for gastrointestinal (GI) diseases, today announced that it has entered into definitive agreements with institutional investors for the purchase and sale of approximately $3 million of shares of pre-funded and common warrants. The entire transaction has been priced at the market under Nasdaq rules.

The offering consisted of the sale of 4,878,841 pre-funded warrants and 9,757,682 common warrants to purchase one (1) share of Common Stock per warrant. The combined purchase price for one pre-funded warrant and two common warrants is $0.6149.The pre-funded warrants will be immediately exercisable at an exercise price of $0.00001 and may be exercised at any time until exercised in full. The initial exercise price of each common warrant is $0.3649 per share of common stock and the common warrants are exercisable immediately and expire 60 months after the effective date of the resale registration statement registering the shares underlying the pre-funded warrants and common warrants or the date that such shares can be resold without restriction or limitation pursuant to Rule 144.

Aggregate gross proceeds to the Company are expected to be approximately $3.0 million. Approximately $1 million of the proceeds will be paid to the Company at closing and $2.0 million will be paid when the resale registration statement is declared effective. The transaction is expected to close on or about August 11, 2025, subject to the satisfaction of customary closing conditions. The Company expects to use the net proceeds from the offering, together with its existing cash, for general corporate purposes and working capital.

Sichenzia Ross Ference Carmel LLP is acting as counsel to the Company. Kaufman & Canoles, P.C. is acting as counsel to the Investors.

The securities described above are being sold in a private placement transaction not involving a public offering and have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws. Accordingly, the securities may not be reoffered or resold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws. The securities were offered only to accredited investors. Pursuant to a registration rights agreement with the investors, the Company has agreed to file one or more registration statements with the SEC covering the resale of the Common Stock and the Shares issuable upon exercise of the pre-funded warrants and warrants.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Entero Therapeutics, Inc.

Entero Therapeutics, Inc., is a late clinical-stage biopharmaceutical company focused on the development of targeted, non-systemic therapies for gastrointestinal (GI) diseases. The Company’s programs address significant unmet needs in GI health and include: latiglutenase, potentially first-in-class, targeted, oral biotherapeutic for celiac disease; capeserod, a selective 5-HT4 receptor partial agonist for indications including gastroparesis; and adrulipase, a recombinant lipase enzyme designed to enable the digestion of fats and other nutrients in cystic fibrosis and chronic pancreatitis patients with exocrine pancreatic insufficiency. For more information visit www.enterothera.com.

Forward-Looking Statements

The foregoing material may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended. Forward-looking statements include all statements that do not relate solely to historical or current facts, including without limitation statements regarding the Company’s product development and business prospects, and can be identified by the use of words such as “may,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “believe,” “potential,” “should,” “continue” or the negative versions of those words or other comparable words. Forward-looking statements are not guarantees of future actions or performance. These forward-looking statements are based on information currently available to the Company and its current plans or expectations and are subject to a number of risks and uncertainties that could significantly affect current plans. Should one or more of these risks or uncertainties materialize, or the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended, or planned. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results, performance, or achievements. Except as required by applicable law, including the security laws of the United States, the Company does not intend to update any of the forward-looking statements to conform these statements to actual results.

For more information:
Entero Therapeutics, Inc.
777 Yamato Road, Suite 502
Boca Raton, FL 33431
Phone: (561) 589-7020
info@enterothera.com

Investor contact information:
Entero Investor Relations
investors@enterothera.com